UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2018

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 30, 2018, Tetra Tech, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement, dated as of July 30, 2018, among the Company, Tetra Tech Canada Holding Corporation, Coffey UK Limited, Coffey Services Australia Pty. Ltd., Bank of America, N.A., as Administrative Agent, and the lenders party thereto (the “Credit Agreement”).  The Credit Agreement is a $700 million senior secured, five-year facility that provides for a $250 million term loan facility (the “Term Loan Facility”) and a $450 million revolving credit facility (the “Revolving Credit Facility”).  The Credit Agreement allows the Company to, among other things, (i) refinance the indebtedness under the Company’s Credit Agreement dated as of May 7, 2013; (ii) finance certain permitted open market repurchases of the Company’s common stock, permitted acquisitions, and cash dividends and distributions; and (iii) utilize the proceeds for working capital, capital expenditures and other general corporate purposes.

The entire Term Loan Facility was drawn on July 30, 2018.  The Term Loan Facility is subject to quarterly amortization of principal at 5% annually. The Company may borrow on the Revolving Credit Facility, at its option, at either (a) a Eurocurrency rate plus a margin that ranges from 1.00% to 1.75% per annum, or (b) a base rate for loans in U.S. dollars (the highest of the U.S. federal funds rate plus 0.50% per annum, the bank’s prime rate or the Eurocurrency rate plus 1.00%) plus a margin that ranges from 0% to 0.75% per annum.  In each case, the applicable margin is based on the Company’s Consolidated Leverage Ratio, calculated quarterly.  The Term Loan Facility is subject to the same interest rate provisions.  The Credit Agreement expires on July 30, 2023, or earlier at the Company’s discretion upon payment in full of loans and other obligations.

The Credit Agreement contains certain affirmative and restrictive covenants, and customary events of default.  The financial covenants provide for a maximum Consolidated Leverage Ratio of 3.00 to 1.00 (total funded debt/EBITDA, as defined in the Credit Agreement) and a minimum Consolidated Interest Coverage Ratio of 3.00 to 1.00 (EBITDA/Consolidated Interest Charges, as defined in the Credit Agreement).  The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s domestic subsidiaries and are secured by first priority liens on (i) the equity interests of certain of the subsidiaries of the Company, including those subsidiaries that are guarantors or borrowers under the Credit Agreement, and (ii) the accounts receivable, general intangibles and intercompany loans, and those of our subsidiaries that are guarantors or borrowers.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02.                                        Results of Operations and Financial Condition.

On August 1, 2018, the Company reported its results of operations for its third fiscal quarter ended July 1, 2018.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.  Pursuant to the terms of the Credit Agreement, the Company’s ability to pay cash dividends on shares of its common stock will be subject to the Company being in compliance with the financial covenants set forth in the Credit Agreement.  Further, the aggregate amount of cash dividends paid during any fiscal year may not exceed $75 million.

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Gary R. Birkenbeuel has been elected to the Board of Directors of the Company (the “Board”), effective July 30, 2018, to serve until the next Annual Meeting of Stockholders or until his successor has been duly chosen and qualified.  He will serve as a member of the Audit and the Nominating and Corporate Governance Committees.

Mr. Birkenbeuel will receive compensation for his service as a non-employee director in accordance with the Company’s non-employee director compensation program, as revised in July 2018.  Under this program, Mr. Birkenbeuel will receive (1) an annual retainer of $100,000, pro-rated for that portion of the 2018 fiscal year during which he serves as a director of the Company; (2) $2,000 for each meeting attended in-person or telephonically, when the number of Board meetings during the year has exceeded six; and (3) an annual long-term equity award with a grant date fair value of $125,000, consisting fifty percent of non-qualified options, twenty-five percent of restricted stock units, and twenty-five percent of performance stock units, each pro rated for the portion of time that he is expected to serve as a director of the Company before the next annual award.

A copy of the press release announcing Mr. Birkenbeuel’s appointment is attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.                                        Other Events.

On August 1, 2018, Tetra Tech announced that its Board of Directors declared a $0.12 per share quarterly cash dividend.  The dividend is payable on August 31, 2018 to stockholders of record as of the close of business on August 16, 2018.

The information contained in Items 2.02, 3.03, 5.02 and 8.01, and in the accompanying exhibits, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Current Report, including the exhibits hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

10.1

Second Amended and Restated Credit Agreement dated as of July 30, 2018 among Tetra Tech, Inc., Tetra Tech Canada Holding Corporation, Coffey UK Limited, Coffey Services Australia Pty. Ltd., the lenders party thereto and Bank of America, N.A., as Administrative Agent.

99.1

Press Release, dated August 1, 2018, reporting the results of operations for Tetra Tech’s third fiscal quarter ended July 1, 2018, the declaration of a $0.12 per share quarterly cash dividend and the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: August 1, 2018	By:	/s/ Dan L. Batrack
Dan L. Batrack
Chairman and Chief Executive Officer